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                             SERVICES AGREEMENT              EXHIBIT 10.18 (2)


This Services Agreement is between LINCOLN NATIONAL CORPORATION, an Indiana corporation with its principal place of business in Fort Wayne, Indiana, on behalf of itself and its subsidiaries and affiliates (hereinafter referred to collectively as "LNC"), and

Insurance Company of Illinois, an Illinois corporation with its principal place of business in Indianapolis, Indiana (hereinafter referred to as "ICI").

                                  WITNESSETH:

WHEREAS, ICI receives certain services from LNC through ICI's parent, American States Insurance Company;

WHEREAS, American States Financial Corporation ("ASFC"), the parent of American States Insurance Company, sold a portion of its capital stock in an initial public offering on May 29, 1996;

WHEREAS, it is the intention of the parties to this agreement to provide an orderly continuation of services being provided by LNC to ICI.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and notwithstanding any other agreement to the contrary, the parties hereby agree as follows:

                                   ARTICLE I
                               SCOPE OF AGREEMENT

1.01 SCOPE. LNC will continue to provide to ICI on and after the Closing Date the specified services, systems and equipment (collectively referred to herein as "Services") on the terms and conditions outlined in this Agreement.

1.02 CLOSING DATE. The "Closing Date" referenced in this Agreement is the date ASFC sells capital stock to the public in an initial public offering.

1.03  EFFECTIVE DATE.   The effective date of this Agreement is the Closing
Date defined in Section 1.02. Should the Closing Date not occur, this Agreement shall become null and void and shall have no effect whatsoever on any previous agreement, express or implied, between LNC and ICI.

1.04 TERM. This Agreement shall remain in effect for three years from the Effective Date (the "Initial Term"). Following the Initial Term, this Agreement will be automatically renewed for additional one year terms, unless sooner terminated as herein provided. Notwithstanding the foregoing, this Agreement is subject to resubmission by ICI to the Illinois Department of

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Insurance during the second one-year term following the Initial Term and during each fifth one-year term thereafter.

                                   ARTICLE II
                                    SYSTEMS

2.01 SYSTEMS ACCESS. The systems covered by this Agreement are shown in Attachment A. The parties agree that the covered systems as set out in Attachment A are not exhaustive and that charges will be made from LNC to ICI for those systems, if any, accessed by ICI and not listed on Attachment A at costs allocable to ICI's usage thereof.

2.02 SOFTWARE LICENSES. To the extent it is necessary to secure licenses for the use of computer software from third party vendors, LNC and ICI will work together to secure those licenses from the third party vendor(s). ICI will pay the vendor costs associated with securing such licenses allocable to ICI's usage of the system associated with the license.

2.03 BACKUP AND DISASTER RECOVERY. For any systems which LNC operates for ICI, backup and disaster recovery are the responsibility of LNC. As systems supporting ICI are moved from LNC operations or are discontinued from LNC operations, ICI will assume responsibility for backup and disaster recovery.

2.04 MUTUAL ACCESS. The parties agree to allow each other terminal access to the systems (mainframe and other) shown in Attachment A in order to administer ICI's business. Access to all other systems will be terminated as of the Closing Date, except as otherwise agreed to by the parties hereto.

2.05 SYSTEM SECURITY. LNC and ICI may institute system security protocols at their discretion to ensure the integrity of their systems and data.

2.06 TECHNICAL SUPPORT. LNC will provide ICI with technical support for the systems listed in Attachment A of this Agreement at costs allocable to ICI's usage thereof, unless otherwise agreed by the parties hereto.

2.07 DISCONTINUANCE OF SYSTEMS BY ICI. For each of the systems listed in Attachment A, ICI will provide 30 days advance notice to LNC prior to terminating the use of a particular system.

2.08 DISCONTINUANCE OF SYSTEMS BY LNC. For each of the systems listed in Attachment A, LNC will provide 30 days advance notice to ICI prior to terminating the use of a particular system. However, LNC shall continue to make the systems available to ICI at ICI's request if all costs for such systems, including overhead, are borne by ICI.






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                                  ARTICLE III
                    EQUIPMENT, SERVICES AND CORPORATE PLANES

3.01 EQUIPMENT AND SERVICES COVERED. LNC and ICI agree that certain equipment and services provided by LNC are to be covered by this Agreement as shown in Attachment A. The parties further agree that the covered equipment and services as set out in Attachment A are not exhaustive and that charges will be made from LNC to ICI for those non-recurring items, if any, used by ICI and not listed on Attachment A at costs allocable to ICI's usage thereof.

3.02 CORPORATE PLANES. ICI will continue to be allowed use of LNC's corporate planes on and after the Closing Date to the extent such aircraft are available. The use of the corporate planes will be provided pursuant to the terms and costs set out on Attachment A.

3.03 DISCONTINUANCE OF EQUIPMENT AND SERVICES. For each of the items listed in Attachment A, ICI will provide 30 days advance notice to LNC, and LNC will provide 30 days advance notice to ICI, prior to terminating use of a particular item. Upon the expiration of any such 30 day period, lease payments relating to future use of that equipment will automatically cease. At that time, ICI will either return the equipment to LNC or purchase the equipment for a price agreed upon by both parties.

                                   ARTICLE IV
                          RECORD RETENTION AND ACCESS

4.01 RETENTION. The parties will continue to retain records related to Services provided to ICI pursuant to this Agreement for a period of seven years from the effective date of this Agreement.

4.02 ACCESS. Each party will have access to records retained by the other party which relate to ICI. The party in possession of the records will provide access to records requested by the other party within three (3) business days of receiving said request. Such access will be provided to the other party at cost.

4.03 DESTRUCTION. Prior to destroying any records related to ICI, a party wishing to destroy documents covered by this Agreement will notify the other
party of its intention to do so.   The party not possessing the documents shall
have the right to take possession of the documents in lieu of their destruction and will pay the actual costs associated with taking possession of the documents.

                                   ARTICLE V
                              PAYMENT FOR SERVICES

5.01 PAYMENTS. All payments for Services will be made within 30 days of the date of the invoice, unless otherwise agreed upon by the parties. Invoices for Services will be generated monthly. The costs for the Services are shown in Attachment A.


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5.02  PAYMENT ADJUSTMENTS.  The charges for Services as shown on the attachments to this Agreement reflect projected expenses and usages of the Services for the year 1996. The charges will be based on actual usage of the Services and costs therefor will be as invoiced. For each successive year through the term of this Agreement, projected expenses and usages of the Services will be made and charges therefor will be adjusted and invoiced based on actual usages.

5.03 TERMINATION FOR NONPAYMENT. If either party fails to make payment for Services as described in this Agreement, the other party shall have the right to terminate the respective Service on fifteen (15) days notice to the breaching party.

5.04 BILLING ERRORS. Any charge for Services which is disputed shall be paid by the paying party 90% of full cost per the terms of this Agreement until the dispute shall have been resolved and settled. Either party has the right to correct any billing errors for a period of up to one year after the date of the relevant invoice.

5.05 LAWFUL CURRENCY. All payments required under this Agreement shall be in U.S. currency.

                                   ARTICLE VI
                                  USE OF NAME

6.01 USE OF NAME AND LINCOLN SILHOUETTE LOGO ("LOGO") ON FORM STOCK. ICI can continue to use any marketing brochures and forms in stock with the name of "The Lincoln National Life Insurance Company," "Lincoln National Life", "Lincoln Life", "Lincoln National Corporation" and "Lincoln National" or any reference to LNC or its subsidiaries or affiliates, or with the logo, until the ownership of ASFC by LNC is less than 80%, whereupon, ICI may continue to use the names and logo for the lesser of six (6) months or until current stock runs out. Any use of such names or logo will be deleted from such brochures or forms as they are reprinted in the ordinary course of business within six months after the date of such ownership change. ICI will hold LNC harmless and defend LNC from any claims or causes of action related to its continued use of such name or the names of any LNC subsidiaries or affiliates and the logo.

6.02 OTHER AGREEMENTS. This Article VI shall control the use of LNC's name by ICI unless otherwise agreed upon in writing by LNC and ICI.

                                  ARTICLE VII
                           TERMINATION AND AMENDMENT

7.01 TERMINATION. This Agreement may be terminated by either party at any time upon at least sixty (60) but no more than ninety (90) days' prior written notice to the other party.

7.02 AMENDMENT. The parties to this Agreement may mutually agree, in writing, to amend any provision of this Agreement.


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                                  ARTCLE VIII
                                    NOTICES

8.01 NOTICES. Any notice required to be given pursuant to the terms of this Agreement shall be sent by certified mail, return receipt requested, postage prepaid.

If sent to LNC:       Lincoln National Corporation
                      200 East Berry Street
                      Fort Wayne, Indiana 46802
                      ATTN:  Barbara S. Kowalczyk, Senior Vice President
                             Corporate Planning & Development


With a copy to:       Jack D. Hunter, Esquire, General Counsel
                      Lincoln National Corporation
                      200 East Berry Street
                      Fort Wayne, Indiana 46802

If sent to ICI:       American States Financial Corporation
                      500 North Meridian Street
                      P. O. Box 1636
                      Indianapolis, IN 46206-1636
                      ATTN: Thomas M. Ober, Esquire, General Counsel

                                   ARTICLE IX
                         ALTERNATIVE DISPUTE RESOLUTION

9.01 NEGOTIATION BETWEEN EXECUTIVES. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between executives who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 20 days after delivery of said notice, executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 60 days of the disputing party's notice, or if the parties fail to meet within 20 days, either party may initiate mediation of the controversy or claims as provided hereinafter.

If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

9.02 MEDIATION. If the dispute has not been resolved by negotiation as provided herein, the parties shall endeavor to settle the dispute by mediation under the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes. The neutral third

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party will be selected from the CPR Panel of Neutrals.  If the parties encounter difficulty in agreeing on a neutral, they will seek the assistance of CPR in the selection process.

9.03 ARBITRATION UNDER THE CPR RULES. Any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof, which has not been resolved by non-binding means as provided in Section 9.02 above within 60 days of the initiation of such procedure (unless the parties mutually agree to extend such timeframe), shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes by three independent and impartial arbitrators, of whom each party shall appoint one, provided, however, that if one party has requested the other to participate in a non-binding procedure and the other has failed to participate, the requesting party may initiate arbitration before expiration of the above period. Any arbitrator not appointed by a party shall be selected from the CPR Panels of Neutrals. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16, and judgment upon the award rendered by the Arbitrator may be entered by any court having jurisdiction thereof. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any arbitration damages in excess of compensatory damages.

                                   ARTICLE X
                                 MISCELLANEOUS

10.01 FORCE MAJEURE. Neither LNC nor ICI shall be liable for damages for failure to perform due to an act of God, fire, explosion or other casualty, power failure, strike, electronic data processing equipment failure not due to negligence of the party involved, or any other occurrence not within the control of LNC or ICI. In the event of any such occurrence, LNC and ICI will use their best efforts to restore the services provided under this Agreement. Changes in law or regulation shall not constitute force majeure under this Agreement.

10.02 MAIL. If for any reason LNC or ICI incorrectly receives the mail of the other party, such mail will be promptly forwarded to the other party within 24 hours. If it can be determined that time is of the essence with mail incorrectly received, the receiving party will notify and then telefax said mail to the other party.

10.03 HEADINGS. Section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

10.04 WAIVER OF BREACH. The failure of either party to assert any breach or to insist upon strict compliance with any provision of this Agreement shall not operate or be construed as a waiver of such provision or any other provision. If any party waives or is deemed to have waived a provision in a particular instance or circumstance, such waiver shall not apply to any other instance or circumstance.

10.05 SEVERABILITY. If any part, term, or provision of this Agreement shall be held void, illegal or unenforceable, the validity of the remaining portions or provisions shall not be affected or impaired thereby.

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10.06  CONTROLLING LAW.  This Agreement shall be subject to and construed under the laws of the State of Indiana.

10.07 ASSIGNMENT. Except as otherwise expressly authorized in this Agreement, neither party shall assign or transfer any rights or duties under this Agreement without the prior written consent of the other party.

10.08 FIDELITY BONDS. Each party shall maintain adequate fidelity bonding and errors and omissions coverage of their employees and agents to protect in the event of a covered loss hereunder.

10.09 COOPERATION BETWEEN PARTIES. The parties agree that they will provide such cooperation as may be reasonably requested by the other party and that they will take such actions and execute and/or deliver such additional documents as may reasonably be requested by the other party in order to perfect and complete the transactions described herein.

10.10 NOTICE OF SUIT OR REGULATORY ACTION. The parties will, upon receipt of any summons and complaint or other notice of suit wherein the other party is named a party defendant, in any manner, forward any and all such summons and complaint or other notice of suit to the other party by overnight mail to the address specified in Article VIII of this Agreement. The parties will, upon receipt of any regulatory body inquiry with respect to the other party, forward said inquiry to the other party by overnight mail to the address specified in
Article VIII of this Agreement.

                                   ARTICLE XI
                                ENTIRE AGREEMENT

11.01 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding by and between LNC and ICI with respect to the matters referred to herein, and no prior representations, promises, agreements or understanding, written or oral not herein contained, shall be of any force or effect. No waiver, modification, addendum or amendment of any covenant, condition or limitation herein contained shall be valid or binding unless the same is in writing and duly executed by both parties hereto. No waiver or modification of any provision of this Agreement shall be valid or shall be offered or received in evidence in the course of any proceedings between the parties arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless the same is in writing and signed by the party against whom such waiver is sought to be enforced.

Moreover, no valid waiver or any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement.






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                                  ARTICLE XII
                                  COUNTERPARTS

12.01 COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year below written:

LINCOLN NATIONAL CORPORATION


By: /s/ Barbara S. Kowalczyk           Dated: October 10, 1996
    ----------------------------              -------------------

Title: Senior Vice President
       ---------------------


INSURANCE COMPANY OF ILLINOIS

By: F. Cedric McCurley                 Dated: October 10, 1996
    -------------------------                 -------------------

Title: Chairman
       ---------------------


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                                  ATTACHMENT A





SYSTEM, EQUIPMENT AND
SERVICES PROVIDED BY LNC TO ICI                           CHARGE
-------------------------------                           -----------------------
Insurance Premiums (1) includes:                          As allocated based on:

             Crime/Employee Fidelity                      Number of employees
             D&O Liability                           Revenue
             Professional Liability                       Claims, as primary determinant
             COBRA                                        Invoiced by insurer
             Automobile                                   Number of covered automobiles
             Commercial General Liability                 Size and number of commercial
                                                                   locations
             Excess Umbrella                              Number of employees
             Property                                     Insurable values
             Split Dollar                                 Age, salary and number of covered
                                                               employees

Restricted Stock                                          Based on fair market value of LNC
                                                          stock awarded to ICI employees

Corporate Plane                                           $1000 per flight hour

'96 Hyperion Maintenance                                  As invoiced by vendor

Industry Exam Dues:  includes LOMA, HIAA                  Based on number of exams/employees

Benefit Plan Services (Buck Consultants)                  As invoiced by Buck Consultants

Allocated Expenses and Usage Fees                    See Attachment B for Detail--
                                                              -------------
                                                          Each provider of these
                                                          Services develops a
                                                          methodology to determine costs
                                                          of providing Services, by
                                                          methods such as employee or
                                                          item count, hourly rates,
                                                          proportion of invested equity,
                                                          etc.  These costs are then
                                                          proportionately charged to the
                                                          users of the Services.


(1) Credits may be given upon reconciliation of claims incurred and premiums paid.

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                            ATTACHMENT A (CONTINUED)



SYSTEM, EQUIPMENT AND
SERVICES PROVIDED BY ASFC TO ICI                   CHARGE
--------------------------------                   -------
Insurance coverages, includes:                     As negotiated by LNC and ICI
         D&O Liability                              "            "
         Professional Liability                     "            "
         Commercial General Liability                       "          "
         Automobile                                         "          "
         Workers Compensation                               "          "

AM Best Software (property/casualty blanks)        As allocated based on number of companies reporting








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